                                                                  EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

                                      AMONG

                          STRATEGIC DIAGNOSTICS, INC.,
                              TSD BIOSERVICES, INC,

                                       AND

                            FIRST UNION NATIONAL BANK













                            Dated: February 26, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
 SECTION 1.       CERTAIN DEFINITIONS.............................................................................1
         1.1      "Accounts," "Chattel Paper," "Contracts," "Documents," "Equipment," "Fixtures,"
                  "General Intangibles," "Goods," "Instruments," "Inventory," "Investment Property"
                  and "Proceeds"..................................................................................1
         1.2      "Acquired Assets"...............................................................................1
         1.3      "Affiliate".....................................................................................1
         1.4      "Asset Manager".................................................................................1
         1.5      "Asset Purchase Agreement"......................................................................1
         1.6      "Assets"........................................................................................1
         1.7      "ATAB Loan".....................................................................................2
         1.8      "Borrower"......................................................................................2
         1.9      "Business Day"..................................................................................2
         1.10     "CD Rate".......................................................................................2
         1.11     "Closing".......................................................................................2
         1.12     "Collateral"....................................................................................2
         1.13     "Collateral Assignment of Patents, Trademarks and Copyrights"...................................2
         1.14     "Collateral Documents"..........................................................................2
         1.15     "Controlled Group"..............................................................................2
         1.16     "Default Rate"..................................................................................2
         1.17     "EBITDA"........................................................................................2
         1.18     "Employee Benefit Plan".........................................................................2
         1.19     "Environmental Laws"............................................................................3
         1.20     "ERISA".........................................................................................3
         1.21     "Event of Default"..............................................................................3
         1.22     "Facility Fee"..................................................................................3
         1.23     "Financial Statements"..........................................................................3
         1.24     "Funded Debt"...................................................................................3
         1.25     "Funds Flow Coverage Ratio".....................................................................3
         1.26     "GAAP"..........................................................................................3
         1.27     "HTI Capital Stock".............................................................................4
         1.28     "HTI Loan"......................................................................................4
         1.29     "Indebtedness"..................................................................................4
         1.30     "Internal Revenue Code".........................................................................4
         1.31     "IRS"...........................................................................................4
         1.32     "Laws"..........................................................................................4
         1.33     "Liabilities"...................................................................................4
         1.34     "LIBOR".........................................................................................5
         1.35     "LIBOR Interest Period".........................................................................5






         1.36     "Loans".........................................................................................5
         1.37     "Material Adverse Effect".......................................................................5
         1.38     "Mortgaged Properties"..........................................................................5
         1.39     "Mortgages".....................................................................................5
         1.40     "Notes".........................................................................................5
         1.41     "Obligations"...................................................................................5
         1.42     "Obligors"......................................................................................6
         1.43     "PBGC"..........................................................................................6
         1.44     "Permitted Liens"...............................................................................6
         1.45     "Person"........................................................................................7
         1.46     "Pledged Securities"............................................................................7
         1.47     "Potential Default".............................................................................7
         1.48     "Prime Rate"....................................................................................7
         1.49     "Questionnaires"................................................................................7
         1.50     "Rate"..........................................................................................7
         1.51     "Records".......................................................................................7
         1.52     "Rolling Period"................................................................................7
         1.53     "Santa Ysabel Mortgage".........................................................................7
         1.54     "Santa Ysabel Premises".........................................................................7
         1.55     "Subsidiary"....................................................................................8
         1.56     "Stock Purchase Agreement"......................................................................8
         1.57     "Swap Agreement"................................................................................8
         1.58     "Tangible Net Worth"............................................................................8
         1.59     "Title Insurance Commitments"...................................................................8
         1.60     "Variable Rate".................................................................................8
         1.61     "Windham Mortgage"..............................................................................8
         1.62     "Windham Premises"..............................................................................8
         1.63     Accounting Terms................................................................................8

 SECTION 2.       THE LOANS.......................................................................................8
         2.1      Disbursement and Use of the Loan Proceeds.......................................................8
         2.2      The ATAB Note...................................................................................9
         2.3      The HTI Note....................................................................................9
         2.4      Prepayment of the Loans.........................................................................9
         2.5      Interest Rates, Default Rate and Payment of Interest...........................................10
         2.6      Payments to Bank; Application of Payments......................................................11
         2.7      Late Charges...................................................................................12

 SECTION 3.       CONDITIONS PRECEDENT...........................................................................12
         3.1      Conditions Precedent in respect of both Loans..................................................12
         3.2      Conditions Precedent in respect of ATAB Loan...................................................14
         3.3      Conditions Precedent in respect of HTI Loan....................................................15
         3.4      Certain Events.................................................................................17

                                       ii




         3.5      Legal Matters..................................................................................17

 SECTION 4.       COLLATERAL SECURITY............................................................................18
         4.1      Composition of the Collateral..................................................................18
         4.2      Rights in Property Held by the Bank............................................................18
         4.3      Rights in Property Held by the Borrower........................................................18
         4.4      Mortgage.......................................................................................19
         4.5      Priority of Liens..............................................................................19
         4.6      Further Assurances.............................................................................19
         4.7      Landlords' Waivers.............................................................................20
         4.8      Searches.......................................................................................20
         4.9      Collateral Security for other Credit Facilities................................................20
         4.10     Collateral Assignment of Patents, Trademarks and Copyrights....................................20

 SECTION 5.       REPRESENTATIONS AND WARRANTIES.................................................................21
         5.1      Inducement to Bank.............................................................................21
         5.2      Survival.......................................................................................24

 SECTION 6.       BORROWER'S COVENANTS...........................................................................25
         6.1      Affirmative Covenants..........................................................................25
         6.2      Negative Covenants.............................................................................28
         6.3      Financial Covenants............................................................................30
         6.4      Special Covenants..............................................................................31

 SECTION 7.       DEFAULT........................................................................................32
         7.1      Events of Default..............................................................................32
         7.2      Remedies.......................................................................................33

 SECTION 8.       MISCELLANEOUS..................................................................................35
         8.1      Construction...................................................................................35
         8.2      Further Assurances.............................................................................35
         8.3      Enforcement and Waiver by Bank.................................................................35
         8.4      Expenses of Bank...............................................................................35
         8.5      Notices........................................................................................35
         8.6      Waiver and Release by Borrower.................................................................36
         8.7      Indemnification................................................................................36
         8.8      Warrant of Attorney............................................................................37
         8.9      Arbitration....................................................................................38
         8.11     Jurisdiction...................................................................................39
         8.12     Applicable Law.................................................................................39
         8.13     Binding Effect, Assignment and Entire Agreement................................................39
         8.14     Severability...................................................................................39
         8.15     Counterparts...................................................................................39


                                       iii




         8.16     Headings.......................................................................................39
         8.17     Modification...................................................................................39
         8.18     Third Parties..................................................................................39
         8.19     Seal...........................................................................................39


                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement (this "Agreement") is made this 26th day of February, 1999 by and among Strategic Diagnostics Inc. ("SDI"), a Delaware corporation with its chief executive office at 128 Sandy Drive, Newark, Delaware 19713, TSD BioServices, Inc. ("TSD"), a Delaware corporation with its chief executive office at 111 Pencader Drive, Newark, Delaware 19702, and First Union National Bank ("Bank"), a national bank with an office at 3 Beaver Valley Road, Wilmington, Delaware 19803. SDI and TSD are sometimes hereinafter severally and collectively referred to, and jointly and severally obligated as, "Borrower."


                               B A C K G R O U N D

         Borrower has applied to Bank for credit financing in an aggregate amount not to exceed Nine Million ($9,000,000.00) Dollars to fund Borrower's acquisition of specific assets of Atlantic Antibodies, Inc. ("ATAB") and all of the capital stock of HTI Bio-Products, Inc. ("HTI").

         NOW, THEREFORE, with the foregoing Background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound hereby, further covenant and agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

         As used herein:

         1.1 "Accounts," "Chattel Paper," "Contracts," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments," "Inventory," "Investment Property" and "Proceeds" shall have the same respective meanings as are ascribed to such terms in the Uniform Commercial Code as enacted in the State of Delaware.

         1.2 "Acquired Assets" means the assets of ATAB being acquired by Borrower pursuant to the Asset Purchase Agreement.

         1.3 "Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except the term "debtor" therein shall be substituted by the term "Borrower" herein.

         1.4 "Asset Manager" means Prudential Securities.

         1.5 "Asset Purchase Agreement" means that certain Asset Purchase Agreement between Borrower and ATAB.

         1.6 "Assets" means, at any time, all assets of every kind of Borrower as would be shown on a consolidating and consolidated balance sheet of Borrower prepared in accordance with GAAP.

         1.7 "ATAB Loan" means that certain term loan being made available by Bank to or for the benefit of Borrower in the principal sum of Three Million ($3,000,000.00) Dollars.

         1.8 "Borrower" shall have the meaning given to such term in the introductory paragraph hereof; provided, however, the term "Borrower shall also include any and all Subsidiaries of Borrower who become parties to this Agreement pursuant to a Joinder Agreement in the form of Exhibit A attached hereto.

         1.9 "Business Day" means any day other than a Saturday, Sunday or legal holiday on which Bank is not open for business in Wilmington, Delaware.

         1.10 "CD Rate" means the rate for one-month U.S. dollar certificates of deposits of that many months maturity as published in the Federal Reserve's H.15 under the caption "CDS (Secondary Market)" for the first New York business day of the relevant Interest Period (as defined in Subparagraph 2.5.1), or if not so reported, then as determined by Bank from another recognized source or interbank quotation.

         1.11 "Closing" means the date of this Agreement.

         1.12 "Collateral" means the property so designated in Section 4 of this Agreement.

         1.13 "Collateral Assignment of Patents, Trademarks and Copyrights" has the meaning given to such term in Paragraph 4.10 hereof.

         1.14 "Collateral Documents" means all of the instruments, agreements and documents evidencing and/or securing the Loans including, without limitation, the documents specified in Sections 3 and 4 of this Agreement.

         1.15 "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code or Section 4001 of ERISA.

         1.16 "Default Rate" has the meaning given to such term in Subparagraph
2.5.2 hereof.

         1.17 "EBITDA" means the sum of Borrower's consolidated net profit, interest expense, taxes, depreciation and amortization minus all dividends, withdrawals and non-cash income.

         1.18 "Employee Benefit Plan" means a "pension plan," as such term is defined in Section 3(2) of ERISA or a "welfare plan," as such term is defined in
Section 3(1) of ERISA, for which Borrower or any member of the Controlled Group may have liability.

         1.19 "Environmental Laws" means all Laws relating to or pertaining to the environment, human health or safety or environmental public welfare, including, without limitation, the Hazardous and Solid Waste Amendments of 1984 Pub. L98-616 (42 U.S.C. ss. 699 et seq., as amended); the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq., as amended), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq., as amended), and any other applicable Laws including those relating to the use of recyclable materials.

         1.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time;.

         1.21 "Event of Default" mean an event specified in Section 7 hereof.

         1.22 "Facility Fee" means a facility fee in the amount of Forty-Five Thousand ($45,000.00) Dollars payable by Borrower to Bank in consideration of Bank's undertakings described herein. The Facility Fee shall be deemed fully earned and nonrefundable when paid.

         1.23 "Financial Statements" means the annual audited consolidating and consolidated balance sheet and cash flow and profit and loss statements for Borrower and its Subsidiaries as of December 31, 1996 and 1997, the internally prepared consolidating and consolidated balance sheet and income and cash flow statements for Borrower and its Subsidiaries as of December 31, 1998, and the pro forma balance sheet and income statement of Borrower dated immediately after the consummation of the transactions contemplated in the Asset Purchase Agreement and the Stock Purchase Agreement.

         1.24 "Funded Debt" means, the sum of Borrower' consolidated Indebtedness for borrowed money (including, without limitation, capital lease obligations, subordinated indebtedness and unreimbursed drawings under letters of credit) or evidenced by a note, bond, debenture or similar instrument.

         1.25 "Funds Flow Coverage Ratio" means EBITDA as of the Rolling Period most recently ended (as hereinafter defined) divided by the sum of Borrower's consolidated annualized interest expense, plus current maturities of consolidated long term Liabilities, capital lease obligations (without duplication) and payments on account of the Additional Purchase Price (as such term is defined in the Stock Purchase Agreement), each of which for the Rolling Period most recently ended.

         1.26 "GAAP" means generally accepted accounting principles as of the date of this Agreement applied in a manner consistent with the Financial Statements and/or the most recent accountant-prepared financial statements furnished and acceptable to Bank pursuant to Section 6 of this Agreement.

         1.27 "HTI Capital Stock" has the meaning given to such term in Paragraph 1.53 hereof.

         1.28 "HTI Loan" means that certain term loan being made by Bank to or for the benefit of Borrower in the principal amount of Six Million ($6,000,000.00) Dollars.

         1.29 "Indebtedness" means, as to Borrower, all items of indebtedness, obligation or liability, due or to become due, liquidated or unliquidated, direct or contingent, joint or several, of any nature whatsoever and out of whatever transaction arising including, without limitation:

                  1.29.1 All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                  1.29.2 All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise to (a) purchase such indebtedness, (b) purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or to purchase or sell services, primarily for the purpose of enabling any debtor to make payment of such indebtedness or to assure the holder of the indebtedness against loss, or (c) supply funds to or in any other manner invest in any debtor;

                  1.29.3 All indebtedness of ATAB and HTI to be assumed by Borrower pursuant to the Asset Purchase Agreement or the Stock Purchase Agreement;

                  1.29.4 All indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured
by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject to such mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance, whether or not the liabilities secured thereby have been assumed; and

                  1.29.5 All indebtedness incurred as the lessee of goods or services under leases that, in accordance with GAAP, should be reflected on the lessee's balance sheet.

         1.30 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         1.31 "IRS" means the U.S. Internal Revenue Service.

         1.32 "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof or any court or similar entity established by any thereof.

         1.33 "Liabilities" means, at any time, all liabilities of every kind of Borrower and its Subsidiaries, as would be shown on a consolidating and consolidated balance sheet of Borrower prepared in accordance with GAAP.

         1.34 "LIBOR" means, for any day, the rate for one (1) month U.S. dollar deposits of that many months maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant LIBOR Interest Period (as hereinafter defined) begins (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

         1.35 "LIBOR Interest Period" means the one (1) month period during which the Rate for a particular Loan is based on LIBOR.

         1.36 "Loans" means, collectively, the ATAB Loan and the HTI Loan.

         1.37 "Material Adverse Effect" means, at any time, a material adverse effect on the business, properties, financial condition or results of operations of Borrower or the ability of Borrower to perform under this Agreement, or the Collateral Documents.

         1.38 "Mortgaged Properties" means, collectively, the real property and personal property described in and encumbered pursuant to the Mortgages.

         1.39 "Mortgages" means, collectively, the Windham Mortgage and the Santa Ysabel Mortgage.

         1.40 "Notes" means, collectively, the ATAB Note and the HTI Note and "Note" means each such Instrument, individually.

         1.41 "Obligations" mean the obligations of the Borrower:

                  1.41.1 To pay the principal of and the interest on the Notes in accordance with the terms hereof and thereof, and to satisfy all of Borrower's other existing and future debts, liabilities and obligations to Bank including, without limitation, the existing and future debts, liabilities and obligations of Borrower to Bank in connection with certain lease financing arrangements and any Indebtedness of Borrower to others which Bank may acquire by assignment or otherwise, whether matured or unmatured, direct or contingent, joint or several, including, without limitation, any extensions, modifications, renewals thereof and substitutions therefor;

                  1.41.2 To repay to Bank all amounts advanced by Bank hereunder or otherwise to or for the benefit of Borrower including, without limitation, advances for principal and/or interest payments to prior secured parties, mortgagees, beneficiaries or other lienors, or for taxes, levies, insurance, rent, repairs to or maintenance, storage or other preservation of all or any part of the Collateral;

                  1.41.3 To repay to Bank all sums due or that may become due under the Swap Agreement and all obligations and Indebtedness of every kind and description of Borrower to Bank or to any affiliate of Bank arising under any other swap agreement (as defined in 11 U.S.C. ss. 101)

(the Swap Agreement and such other like contracts collectively, the "Interest Protection Agreements").

                  1.41.4 To pay all of the Bank's fees, expenses and costs including, without limitation, the reasonable fees and expenses of Bank's counsel, in connection with the preparation, negotiation, administration, amendment, modification or enforcement of this Agreement, the Collateral Documents and the Interest Protection Agreements, the collection or attempted collection of the Notes and Bank's rights hereunder and under the documents required hereunder, or any proceedings (including, without limitation, bankruptcy or other insolvency proceedings) brought or threatened to enforce payment of any of the Obligations.

         1.42 "Obligors" means, severally and collectively, Borrower and any guarantor for the Obligations.

         1.43 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         1.44 "Permitted Liens" means:

                  1.44.1 Liens for taxes, assessments or similar charges incurred in the ordinary course of business which are not yet due and payable;

                  1.44.2 Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or participation in any fund in connection with compensation, unemployment insurance, old-age pensions or other social security programs, as well as any underlying lien, if any, being replaced by such pledge or deposit;

                  1.44.3 Liens of mechanics, materialmen, warehousemen, carriers, or other like lienors, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  1.44.4 Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten (10%) percent of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, as well as any underlying lien, if any, being replaced by such pledge, deposit or bond;

                  1.44.5 Liens in favor of Bank;

                  1.44.6 Purchase money liens permitted pursuant to Paragraph
6.2.5 of this Agreement;

                  1.44.7 Title exceptions acceptable to Bank in its reasonable discretion set forth in the Title Insurance Commitments; and

                  1.44.8 Existing liens scheduled on the Questionnaire and incorporated herein by this reference and hereby made a part hereof.

         1.45 "Person" means any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

         1.46 "Pledged Securities" means the Collateral constituting Investment Property described in and encumbered pursuant to that certain Pledge and Assignment Agreement of even date herewith executed and delivered by Borrower to Bank.

         1.47 "Potential Default" means the occurrence of any event which, with the passage of time or the giving of notice, or both, could constitute an Event of Default.

         1.48 "Prime Rate" means that rate of interest announced by Bank from time to time as its prime rate and is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank.

         1.49 "Questionnaires" means the Collateral Questionnaires on Bank's form completed, executed and delivered by SDI, TSD and HTI.

         1.50 "Rate" means any of the rates of interest specified in Paragraph
2.9 of this Agreement.

         1.51 "Records" means, severally and collectively, Borrower's respective correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, and whether on or off the premises of Borrower.

         1.52 "Rolling Period" means any period of four (4) consecutive calendar quarters.

         1.53 "Santa Ysabel Mortgage" means that certain Deed of Trust being, simultaneously herewith, executed and delivered by Borrower to Bank, which encumbers certain real estate in Santa Ysabel, California being acquired by Borrower in connection with Borrower's acquisition of HTI's capital stock and as more fully described in said Deed of Trust.

         1.54 "Santa Ysabel Premises" means the real estate and personal property described in and encumbered pursuant to the Santa Ysabel Mortgage.

         1.55 "Subsidiary" of a Person means any corporation or other entity, more than fifty (50%) percent of the voting capital stock or other voting ownership interests of which is owned, directly or indirectly, by such Person.

         1.56 "Stock Purchase Agreement" means that certain Stock Purchase Agreement of even date herewith by and among SDI, Robert J. Harman, Michael M. Dale, Eric S. Bean and Sean Boyd pursuant to which SDI acquired all of the issued and outstanding capital stock of HTI (the "HTI Capital Stock").

         1.57 "Swap Agreement" means that certain ISDA Master Agreement entered into between Borrower and Bank of even date herewith including the Schedule and all Confirmations (as such terms are defined in the ISDA Master Agreement).

         1.58 "Tangible Net Worth" means total Assets minus total Liabilities, minus the aggregate book value of Borrower's intangible assets (determined in accordance with GAAP) including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

         1.59 "Title Insurance Commitments" means, collectively, the commitments for title insurance issued by First American Title Insurance Company pursuant to which said insurer shall insure the Windham Mortgage and the Santa Ysabel Mortgage as first priority mortgage liens subject only to exceptions which are acceptable to Bank in its sole discretion.

         1.60 "Variable Rate" has the meaning given to such term in Subparagraph
2.5.1 hereof.

         1.61 "Windham Mortgage" means that certain Open-End Mortgage and Security Agreement to be executed and delivered by Borrower to Bank, which encumbers certain real estate in Windham, Maine acquired by Borrower from ATAB and as more fully described in said Open-End Mortgage and Security Agreement.

         1.62 "Windham Premises" means the real estate and personal property described in and encumbered pursuant to the Windham Mortgage.

         1.63 Accounting Terms. Accounting terms used but not defined herein shall be construed and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP.

SECTION 2. THE LOANS.

         2.1 Disbursement and Use of the Loan Proceeds.

                  2.1.1 At Closing, subject to satisfaction of all conditions precedent set forth herein with respect of each Loan, Bank will credit the proceeds of such Loan to Borrower's deposit account(s) with Bank.

                  2.1.2 Borrower shall use the proceeds of the ATAB Loan to finance, the acquisition of the Acquired Assets pursuant to the Asset Purchase Agreement.

                  2.1.3 Borrower shall use the proceeds of the HTI Loan to acquire all of the capital stock of HTI pursuant to the Stock Purchase Agreement.

         2.2 The ATAB Note. Upon disbursement by Bank of the proceeds of the ATAB Loan, Borrower shall simultaneously execute and deliver to Bank its Promissory Note in the principal sum of Three Million ($3,000,000.00) Dollars to evidence Borrower's Obligation to repay Bank, with interest at the applicable Rate, the principal sum of the ATAB Loan in equal and consecutive monthly installments of principal in the amount of Fifty Thousand ($50,000.00) Dollars, plus interest as set forth herein and in the ATAB Note, payable monthly, in arrears, commencing on the first day of the first full month after the proceeds of the ATAB Loan are disbursed to Borrower and continuing on the first day of each month thereafter until the fifth (5th) anniversary of the date hereof, at which time all then outstanding principal, interest and other sums owing in connection with the ATAB Loan shall be due and payable in full, unless the ATAB Loan is sooner accelerated in accordance with the provisions of this Agreement, all as more fully described in the ATAB Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof.

         2.3 The HTI Note. Upon disbursement by Bank of the proceeds of the HTI Loan, Borrower shall simultaneously execute and deliver to Bank its Promissory
Note in the principal sum of Six Million ($6,000,000.00) Dollars to evidence Borrower's obligation to repay Bank, with interest at the applicable Rate, the principal sum of the HTI Loan in equal and consecutive monthly installments of principal in the amount of One Hundred Thousand ($100,000.00) Dollars, plus interest as set forth herein and in the HTI Note, payable monthly, in arrears, commencing on the first day of the first full month after the proceeds of the HTI Loan are disbursed to Borrower and continuing on the first day of each month thereafter until the fifth (5th) anniversary of the date hereof, at which time all then outstanding principal, interest and other sums owing in connection with the HTI Loan shall be due and payable in full, unless the HTI Loan is sooner accelerated in accordance with the provisions of this Agreement, all as more fully described in the HTI Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof.

         2.4 Prepayment of the Loans. Except as provided in Subparagraph 2.5.7 hereof, Borrower may prepay, in whole or in part, at any time or from time to time, without penalty or premium the principal of the Loans provided, however, that any partial prepayment of a Loan shall be accompanied by a payment of all then accrued and unpaid interest thereon, and any partial prepayments of such Loan shall be applied to installments thereunder in the inverse order of their maturity (last installment(s) credited first).

         2.5 Interest Rates, Default Rate and Payment of Interest. Interest shall accrue at the following rates (each, a "Rate") and be paid as follows:

                  2.5.1 So long as the Obligations are collateralized by cash, cash equivalents or the Pledge Securities (collectively, the "Cash Collateral") having an aggregate fair market value of not less than One Million ($1,000,000.00) Dollars, interest shall accrue on the first One Million ($1,000,000.00) Dollars of the outstanding principal of the HTI Loan at a rate equal to one (1%) percent in excess of the CD Rate (the "CD-Based Rate"), as determined by Bank prior to the commencement of each consecutive CD interest period of one (1) month (each a "CD Interest Period"). The first CD Interest Period shall commence on the date of the HTI Note and end on the first date thereafter that interest is due. Each CD-Based Rate shall remain in effect, subject to the provisions hereof, for the entire CD Interest Period until redetermined for the next successive period.

                  2.5.2 Except as otherwise provided herein, interest on the outstanding principal balance of each Loan shall accrue from the date that the proceeds of such Loan are disbursed and be payable at a per annum rate equal to one of the following Rates (either Rate, the "Variable Rate") as selected by Borrower in writing at least one Business Day prior to Bank's advance of such
Loan:

                        (a) One-half (1/2%) percent in excess of the Prime Rate in effect from time to time; or

                        (b) Three (3%) percent in excess of LIBOR, as determined by Bank prior to the commencement of each consecutive LIBOR Interest Period during the term of such Loan. Each LIBOR Interest Period will begin on and include the date an interest payment is due as provided in Paragraphs 2.2 and
2.3 (whichever applies) and end on, but exclude, the date the next interest payment is due, with the first LIBOR Interest Period commencing as of the date such Loan is advanced to Borrower. Upon determination by Bank of the Rate for a Loan for any LIBOR Interest Period, such Rate shall remain in effect for such Loan for the entire Interest Period until redetermined for the next successive LIBOR Interest Period.

                  2.5.3 After the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loans shall accrue and be payable, on demand, at a per annum rate (the "Default Rate") equal to three (3%) percent in excess of any then-applicable Rate. Notwithstanding the entry of judgment, demand by Bank or acceleration of the Obligations, interest shall continue to accrue on the unpaid principal balance of the Obligations at the Default Rate until the Obligations are paid in full.

                  2.5.4 As applicable, each time the Prime Rate or LIBOR shall change, the Variable Rate (or the corresponding Default Rate if applicable) shall change contemporaneously with such change in the Prime Rate or LIBOR. Interest on all Loans shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed and payable in accordance with the Notes.

                  2.5.5 If, at any time, any of the Rates shall be finally determined by any Court of competent jurisdiction, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as such Rate(s) would be deemed excessive, application thereof shall be suspended and there shall be charged in lieu thereof the maximum rate of interest permissible under such Laws.

                  2.5.6 Borrower shall hedge a portion of the floating interest expense of each Loan for the full term of such Loan by maintaining either: (a) the Swap Agreement; or (b) a comparable Interest Protection Agreement with Bank or other counter party acceptable to Bank in a notational amount of not less than One Million ($1,000,000.00) in respect of the ATAB Loan and Two Million ($2,000,000.00) Dollars in respect of the HTI Loan and providing for a fixed rate, and containing such other terms and conditions as shall be reasonably acceptable to Bank.

                  2.5.7 Borrower indemnifies Bank against Bank's loss or expense in employing deposits as a consequence (a) of Borrower's failure to make any payment when due under the Notes, or (b) any payment or prepayment of any Loan which accrues interest at a Rate based on LIBOR on a date other than the last day of the LIBOR Interest Period (the "Indemnified Loss or Expense"). The amount of the Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded one hundred (100%) percent of that portion of such Loan in the London interbank market.

         2.6 Payments to Bank; Application of Payments.

                  2.6.1 All payments of interest on and principal of the Loans, all fees and all other sums payable to Bank hereunder shall be paid directly to Bank in immediately available funds, in such currency of the United States of America as is, at the time of payment, legal tender for the payment of public and private debts. To the extent Bank sends Borrower statements of all amounts due hereunder for interest, principal and fees, in the absence of manifest error, such statements shall be considered correct and presumptively binding on Borrower unless Borrower notifies Bank to the contrary within thirty (30) days of Borrower's receipt of any statement which Borrower deems to be incorrect.

                  2.6.2 Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. Upon the occurrence and during the continuance of an Event of Default, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

                  2.6.3 Bank will (and Borrower hereby authorizes Bank to) charge any deposit account of Borrower maintained at Bank for all or any part of any amount due hereunder including, without limitation, principal, interest, late charges and fees and expenses reimbursable to Bank in accordance with the terms of this Agreement and the Collateral Documents.

         2.7 Late Charges. If any payment of principal and/or interest or fees hereunder is not received in full by Bank within fifteen (15) days after the due date thereof, there shall be added to the Obligations a late charge equal to four (4%) percent of the amount past due. The late charge shall be immediately due and payable. The acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received. Payments are deemed made the banking day on which they are received by Bank, but any payments received after 3:00 p.m. will be deemed made the next banking day.

SECTION 3. CONDITIONS PRECEDENT.

         3.1 Conditions Precedent in respect of both Loans. Bank's obligation to make the Loans are subject to Borrower duly executing and/or delivering (or causing to be duly executed and/or delivered) to Bank the following (all documents, instruments and agreements shall be in form and substance satisfactory to Bank):

                  3.1.1 This Agreement;

                  3.1.2 A Pledge and Assignment Agreement, pursuant to which Borrower pledges to Bank the Pledged Securities as collateral security for the obligations;

                  3.1.3 An Account Control Agreement among Bank, Borrower and the Asset Manager, pursuant to which the Asset Manager acknowledges Bank's security interest in the Pledged Securities and agrees to, among other things, comply with entitlement orders originated by Bank;

                  3.1.4 The Collateral Assignment of Patents, Trademarks and Copyrights;

                  3.1.5 The Questionnaires of SDI and TSD;

                  3.1.6 The financing statements required by 4.6.1 hereof;

                  3.1.7 The landlord's waivers required by Paragraph 4.7 hereof;

                  3.1.8 The searches required by Paragraph 4.8 hereof.

                  3.1.9 Payment of the Facility Fee;

                  3.1.10 Certified copies of the resolutions (dated as of Closing) of the board of directors of Borrower authorizing, the execution, delivery and performance of this Agreement, the ATAB Note, the HTI Note, the Collateral Documents, and each other document to be executed and/or delivered pursuant hereto and any other instrument, agreement or document referred to herein;

                  3.1.11 Certified copies of the articles of incorporation, certificate of incorporation, and by-laws of Borrower, in each case with all amendments thereto;

                  3.1.12 Certificates (dated as of Closing) of the corporate secretary of Borrower as to the incumbency and specimen signatures of the officers of Borrower executing this Agreement, the ATAB Note, the HTI Note, the Collateral Documents and each other document to be executed and/or delivered pursuant hereto or thereto;

                  3.1.13 Certificates, as of the most recent dates practicable, of the Secretary of State of the state of incorporation and of each other state or jurisdiction in which Borrower is qualified as a foreign entity, and the department of revenue or taxation of each of the foregoing states or jurisdictions, as to the subsistence and/or good standing, as applicable;

                  3.1.14 A certificate (dated as of the Closing) signed by the President of Borrower to the effect that:

                        (a) The representations and warranties set forth in
Section 5 of this Agreement are true and correct as of the Closing; and

                        (b) No Event of Default hereunder, and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred as of Closing;

                  3.1.15 The written opinion of Borrower's counsel, dated as of Closing and addressed to Bank;

                  3.1.16 Proof satisfactory to Bank that Borrower has obtained all required public liability, hazard, casualty, workers' compensation and extended coverage insurance with respect to its properties and business. Bank shall be named as lender loss payee, mortgagee and additional insured, as its interest may appear, on all such policies of insurance and its interests shall be insured notwithstanding acts or negligence on the part of Borrower;

                  3.1.17 Copies of the most recent account statements received by Borrower from the Asset Manager in respect of the Pledged Securities;

                  3.1.18 Reimbursement of all costs paid or incurred by Bank in connection with the preparation, negotiation and administration of this Agreement, the Notes and the Collateral Documents including, without limitation, search fees, title insurance fees, audits, appraisals and reasonable fees and expenses of counsel representing Bank; and

                  3.1.19 Such other instruments, agreements and documents as may be required by Bank and/or its counsel.

         3.2 Conditions Precedent in respect of ATAB Loan. In addition to the conditions precedent set forth in Paragraph 3.1 hereof, Bank's obligation to make the ATAB Loan available to Borrower is subject to the fulfillment of the following conditions precedent (all documents, instruments and agreements shall be in form and substance satisfactory to Bank):

                  3.2.1 Borrower shall have executed and/or delivered (or caused to be executed and/or delivered) to Bank the following:

                        (a) the ATAB Note;

                        (b) the Windham Mortgage;

                        (c) review by Bank of the Asset Purchase Agreement, the terms and conditions of which shall be satisfactory to Bank in its sole discretion;

                        (d) a copy of the fully-executed Asset Purchase
Agreement;

                        (e) an appraisal report for the Windham Premises;

                        (f) marked-up Title Insurance Commitment in respect of the Windham Premises;

                        (g) an ALTA Land Title Survey of the Windham Premises, in recordable form, with a surveyor's certification addressed and acceptable to Bank;

                        (h) Phase I environmental assessment of the Windham Premises, the findings of which are acceptable to Bank;

                        (i) interim financial statements for ATAB as of December 31, 1998, which financial statements shall consist of a balance sheet and statements of income and cash flow as of the quarterly period then ended;

                        (j) a pro forma balance sheet of Borrower as of a date immediately following the consummation of the transactions contemplated by the Asset Purchase Agreement, which balance sheet shall be certified by Borrower's President or Chief Financial Officer as true and correct in all material respects; and

                        (k) reimbursement of all previously unreimbursed costs paid or incurred by Bank in connection with the preparation, negotiation and administration of this Agreement, the Notes and Collateral Documents including, without limitation, search fees, title insurance fees, audits, appraisals and reasonable fees and expenses of counsel representing Bank.

                  3.2.2 The transactions contemplated by the Asset Purchase Agreement shall have been fully consummated.

                  3.2.3 No Material Adverse Effect shall have occurred since the date of the most recent Financial Statements submitted to Bank; and

                  3.2.4 Such other instruments, agreements and documents as may be required by Bank and/or its counsel.

         3.3 Conditions Precedent in respect of HTI Loan. In addition to the conditions precedent set forth in Paragraph 3.1 hereof, Bank's obligation to make the HTI Loan available to Borrower is subject to the fulfillment of the following conditions precedent (all documents, instruments and agreements shall be in form and substance satisfactory to Bank);

                  3.3.1 Borrower shall have executed and/or delivered (or caused to be executed and/or delivered) to Bank the following:

                        (a) the HTI Note;

                        (b) the HTI Mortgage;

                        (c) a Pledge and Assignment Agreement duly executed and delivered to Bank by Borrower, pursuant to which Borrower pledges to Bank all of the HTI Capital Stock, together with blank stock powers and certificates representing the HTI Capital Stock;

                        (d) review by Bank of the Stock Purchase Agreement, the terms and conditions of which shall be satisfactory to Bank in its sole discretion;

                        (e) a copy of the fully-executed Stock Purchase
Agreement;

                        (f) an appraisal report for the Santa Ysabel Premises;

                        (g) interim financial statements for HTI as of December 31, 1998, which financial statements shall consist of a balance sheet and statements of income and cash flows as of the quarterly period then ended.

                        (h) HTI's Accounts payable and Accounts receivable aging reports dated as of January 31, 1999;

                        (i) marked-up Title Insurance Commitment in respect of the Santa Ysabel Premises;

                        (j) evidence that Borrower has obtained an environmental hazard insurance policy with respect to the Santa Ysabel Premises naming Bank as the beneficiary or loss payee and providing coverage acceptable to Bank in its reasonable discretion;

                        (k) an as-built survey of the Santa Ysabel Premises, in recordable form, with a surveyor's certification addressed and acceptable to Bank;

                        (l) a pro forma balance sheet of Borrower as of a date immediately following the consummation of the transactions contemplated by the Stock Purchase Agreement, which balance sheet shall be certified by Borrower's President or Chief Financial Officer as true and correct in all material respects;

                        (m) Subordination, Nondisturbance and Attornment Agreements, of the form and substance of Bank's form Subordination, Nondisturbance and Attornment Agreement furnished to Borrower, from each of the tenants of the Santa Ysabel Premises;

                        (n) a Joinder Agreement (as hereinafter defined) from HTI;

                        (o) a Collateral Assignment of Patents, Trademarks and Copyrights of HTI;

                        (p) the Questionnaire of HTI;

                        (q) the financing statements required by 4.6.1 hereof;

                        (r) the landlord's waivers required by Paragraph 4.7 hereof;

                        (s) certified copies of the resolutions (dated as of the date of funding of the HTI Loan) of the board of directors of HTI authorizing, the execution, delivery and performance of the Joinder Agreement, the Santa Ysabel Mortgage and each other document to be executed and/or delivered by HTI pursuant hereto and any other instrument, agreement or document referred to herein;

                        (t) certified copies of the articles of incorporation, certificate of incorporation, and by-laws of HTI, in each case with all amendments thereto;

                        (u) certificates (dated as of the date of funding of the HTI Loan) of the corporate secretary of HTI as to the incumbency and specimen signatures of the officers of HTI executing the Joinder Agreement, the Santa Ysabel Mortgage and each other document to be executed and/or delivered by HTI pursuant hereto or thereto;

                        (v) certificates, as of the most recent dates practicable, of the Secretary of State of the state of incorporation and of each other state or jurisdiction in which HTI is qualified as a foreign entity, and the department of revenue or taxation of each of the foregoing states or jurisdictions, as to the subsistence and/or good standing of HTI, as applicable;

                        (w) a certificate (dated as of the date of funding of the HTI Loan) signed by the President of each of HTI and Borrower to the effect that:

                        (x) the representations and warranties set forth in
Section 5 of this Agreement are true and correct as of the date of funding of the HTI Loan; and

                        (y) no Event of Default hereunder, and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred as of the date of funding of the HTI Loan; and

                        (z) reimbursement of all previously unreimbursed costs paid or incurred by Bank in connection with the preparation, negotiation and administration of this Agreement, the Notes and the Collateral Documents including, without limitation, search fees, title insurance fees, audits, appraisals and reasonable fees and expenses of counsel representing Bank;.

                  3.3.2 The transactions contemplated by the Stock Purchase Agreement shall have been fully consummated.

                  3.3.3 No Material Adverse Effect shall have occurred since the date of the most recent Financial Statements submitted to Bank; and

                  3.3.4 Such other instruments, agreements and documents as may be required by Bank and/or its counsel.

         3.4 Certain Events. At the Closing and upon Borrower's request for an advances of the ATAB Loan or the HTI Loan;

                  3.4.1 No Event of Default or Potential Default shall have occurred;

                  3.4.2 No Material Adverse Effect shall have occurred since the date of this Agreement; and

                  3.4.3 All of the Collateral Documents shall have remained and be in full force and effect.

         3.5 Legal Matters. At the time of Closing, and upon Borrower's request for advances of the ATAB Loan or the HTI Loan, all legal matters incidental hereto and thereto shall be reasonably satisfactory to Bank and its counsel.

SECTION 4. COLLATERAL SECURITY.

         4.1 Composition of the Collateral. The property in which a lien or security interest is granted and/or reaffirmed pursuant to the provisions of Paragraphs 4.2 and 4.3 of this Agreement, together with the Proceeds thereof, is herein collectively called the "Collateral." The Collateral, together with all of Borrower's other property of any kind held by Bank, shall stand as one general, continuing collateral security for all Obligations and may be retained by Bank until all Obligations have been paid and satisfied in full.

         4.2 Rights in Property Held by the Bank. As security for the prompt payment and satisfaction of all Obligations, Borrower hereby grants Bank a first lien on and a security interest in and to, all amounts that may be owing from time to time by Bank to Borrower in any capacity including, without limitation, any balance or share belonging to Borrower of any deposit or other account with Bank, which lien and security interest shall be independent of any right of set-off which Bank has or may have, and all property of Borrower which at any time Bank shall have in its possession, or which is in transit to Bank.

         4.3 Rights in Property Held by the Borrower. As security for the prompt payment and satisfaction of all Obligations, Borrower hereby grants Bank a continuing lien on and security interest in and to, all of the following, wherever located, whether now owned or hereafter acquired, together with all replacements, additions and substitutions therefor and the Proceeds thereof:

                  4.3.1 Accounts;

                  4.3.2 Chattel Paper;

                  4.3.3 Contracts;

                  4.3.4 Documents;

                  4.3.5 Equipment (including, without limitation, rolling stock);

                  4.3.6 Fixtures;

                  4.3.7 General Intangibles (including, without limitation, all choices in action, tax refunds and obligations or other refunds now or hereafter owing to Borrower, customer lists, rights and franchises, sales and consignment Contracts, patent(s) and patent application(s), copyright(s) and copyright application(s), trademarks, logos, and trade names);

                  4.3.8 Instruments including, without limitation, any and all Instruments evidencing intercompany Indebtedness among SDI and TSD and/or their Affiliates and security interests securing such Indebtedness

                  4.3.9 Inventory;

                  4.3.10 Investment Property (including, without limitation, the Pledged Securities and the HTI Capital Stock);

                  4.3.11 Leaseholds;

                  4.3.12 Rights as sellers of Goods and rights to returned or repossessed Goods; and

                  4.3.13 The Records.

         4.4 Mortgages. Simultaneously with the funding of the HTI Loan and the ATAB Loan, pursuant to the Windham Mortgage and the Santa Ysabel Mortgage, Borrower shall grant to Bank first mortgage liens on each of the Windham Premises and the Santa Ysabel Premises and the improvements thereon, respectively.

         4.5 Priority of Liens. The foregoing liens shall be first and prior liens subject only to Permitted Liens.

         4.6 Further Assurances.

                  4.6.1 At Closing and thereafter as Bank reasonably deems necessary, Borrower shall:

                        (a) Join with the Bank in executing financing statements (including amendments thereto and continuation statements thereof) as Bank may specify, which Bank may file or record in any jurisdiction where Collateral is maintained and in any other jurisdiction that Bank deems appropriate;

                        (b) Pay or reimburse Bank for all costs and taxes of filing or recording the same in such public offices as Bank may designate; and

                        (c) Take such other and further steps as Bank may direct including, without limitation, noting of Bank's liens on the Collateral and on any certificates of title evidencing Borrower's ownership of Collateral, delivering to Bank all notes, documents of title, bills of lading, chattel paper, instruments and any other similar Collateral, all to perfect the Bank's interest in and to the Collateral, and to otherwise effectuate the intentions and objects of this Agreement and all related instruments, agreements and documents.

                  4.6.2 In addition to the foregoing, and not in limitation thereof:

                        (a) A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof; and

                        (b) To the extent lawful, Borrower hereby appoints Bank as its attorney-in-fact (without requiring Bank to act as such) to do any of the following: execute any financing statement or mortgage on properties owned in fee simple by Borrower in the name of Borrower; and/or perform all other acts that Bank deems appropriate to secure, perfect and continue its security interest in, and to protect and preserve, the Collateral.

         4.7 Landlords' Waivers. Borrower will cause the landlord of each premises leased by Borrower in which Borrower stores Inventory and/or Equipment (if any) to execute and deliver to Bank instruments, in form and substance satisfactory to the Bank and its counsel, by which each such landlord waives its rights, if any, to any and all of the Collateral. In the event Borrower is unable to obtain any such instruments of waiver, Bank reserves the right to establish appropriate reserves against sums otherwise available under the Revolving Credit in respect of amounts for which any such landlords may be able to realize from the Collateral.

         4.8 Searches. Borrower shall, prior to or at Closing, and thereafter, at its expense, obtain and deliver to Bank (or if obtained by Bank, reimburse Bank for) Uniform Commercial Code, judgment and federal, state tax lien and intellectual property searches against Borrower, ATAB and HTI, showing that Bank's security interests in and liens on the Collateral (including the Acquired Assets), shall be, upon perfection, security interests in and liens thereon with the priority rights agreed to in this Agreement, and not subject to any liens, claims and encumbrances, except for Permitted Liens. Borrower shall also deliver Good Standing and Corporate Tax Lien Search Certificates showing no liens on the Collateral and showing Borrower to be in good standing (or its equivalent under applicable Law) in each jurisdiction in which the nature of its business or Collateral makes such qualification necessary or desirable.

         4.9 Collateral Security for other Credit Facilities. Borrower acknowledges that Bank holds cash collateral (the "Other Cash Collateral") as collateral security for two equipment financing facilities in the original aggregate amount of Four Hundred Fifty Thousand ($450,000.00) Dollars (the "Equipment Facilities") made available by Bank to Borrower and that the Other Cash Collateral shall stand as and constitute Collateral hereunder and Bank shall hold the Other Cash Collateral until (a) the Equipment Facilities are paid in full or (b) Borrower hereafter purchases new Equipment in which Bank shall have a perfected first priority security interest, and in the case of clause
(b), Bank shall release an amount of the Other Cash Collateral equal to Borrower's cost of such new Equipment.

         4.10 Collateral Assignment of Patents, Trademarks and Copyrights. To evidence and perfect Bank's security interest in Borrower's now owned and hereafter acquired patents, trademarks and copyrights (including patents, trademarks and copyrights acquired from HTI and ATAB), Borrower shall execute and deliver to Bank a Collateral Assignment of Patents, Trademarks and

Copyrights (the "Collateral Assignment of Patents, Trademarks and Copyrights") in a form recordable in the U.S. Office of Patents and Trademarks and the U.S. Copyright Office and otherwise in form and substance satisfactory to Bank.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

         5.1 Inducement to Bank. To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that:

                  5.1.1 The representations and warranties of Borrower to Bank set forth on the Questionnaires are true and correct as of the date hereof and are incorporated herein by this reference as if set forth at length herein;

                  5.1.2 Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the nature of its business or, properties or Assets makes such qualification necessary or desirable except where the failure to so qualify would not result in a Material Adverse Effect; Borrower has the lawful power and capacity to own its property and to engage in the business it conducts;

                  5.1.3 Borrower is not in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Notes and the Collateral Documents will not (immediately, with the passage of time, or with the giving of notice and the passage of time):

                        (a) Violate the articles of incorporation, certificates of incorporation or by-laws of Borrower or, in any material respect, violate any Laws or result in a default under any material Contract, agreement or instrument to which Borrower is a party or by which Borrower or its properties or assets are or may be bound; or

                        (b) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the Assets, except such as are in favor of Bank;

                  5.1.4 Borrower has the power, authority and capacity to enter into and perform this Agreement, the Notes and the Collateral Documents, and to incur the Obligations herein and therein provided for, and Borrower has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Notes and the Collateral Documents;

                  5.1.5 This Agreement and the Collateral Documents are, and the Notes when delivered will be, valid, binding and enforceable against Borrower in accordance with their respective terms;

                  5.1.6 Except as disclosed in Exhibit 5.1.6, attached hereto, incorporated herein by this reference and hereby made a part hereof, there are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower or the property of Borrower in any court or before any governmental authority or arbitration board or tribunal. Except as disclosed on Exhibit 5.1.6, Borrower is not in default under any order of any court, governmental authority, arbitration board or tribunal or administrative agency. Exhibit 5.1.6 further discloses, all judgments, or judicial or administrative orders or proceedings pending or threatened against or affecting Borrower or the Collateral as of the date hereof;

                  5.1.7 Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to all of the properties and Assets it purports to own including, without limitation, all property reflected in its financial statements (including the Financial Statements), free from liens, claims and encumbrances of any third party, except for Permitted Liens;

                  5.1.8 The Financial Statements are correct and complete in all material respects and fully and fairly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the periods covered thereby. The Financial Statements submitted by Borrower to Bank, the Collateral Documents and all related instruments, agreements and documents, or any written statement furnished by Borrower to Bank in connection with the negotiation of the Loans and/or this Agreement or any related instrument, agreement or document, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to Borrower, which Borrower has not disclosed in writing to Bank, which materially affects adversely or, so far as Borrower can now foresee, may materially affect adversely the Collateral, business, prospects, profits or the condition (financial or otherwise) of Borrower or the ability of Borrower to perform under this Agreement, the Collateral Documents or the Notes;

                  5.1.9 Borrower has no material Indebtedness of any nature including, without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements or as disclosed in or permitted by this Agreement. Borrower does not know, and has no reasonable ground to know, of any basis for the assertion against it (individually or jointly) of any material Indebtedness of any nature not fully reflected and reserved against in the Financial Statements or as proposed in or permitted by this Agreement;

                  5.1.10 Borrower has filed or caused to be filed all federal, state and local tax returns and other reports it is required by Laws to file prior to the date hereof, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Borrower has no knowledge of any deficiency or additional assessment against it in connection with any taxes, assessments or charges not provided for on its Records;

                  5.1.11 Borrower has complied in all material respects with all applicable Laws (including, without limitation, all Laws relating to or pertaining to the environment, human health or safety or public welfare including, without limitation, the American with Disabilities Act and all material agreements to which Borrower is subject) with respect to (a) restrictions, specifications or other requirements pertaining to products that it manufactures and sells or to the services it performs, (b) the conduct of its business operations, and (c) the use, maintenance and operation of the real and personal property owned or leased by it;

                  5.1.12 No representation or warranty by Borrower contained herein, or in any certificate or other document furnished by Borrower pursuant hereto, contains any untrue statements of material fact or omits to state a material fact necessary to make any such representation or warranty not misleading in light of the circumstances under which it was made;

                  5.1.13 No consent, approval or authorization of, or filing, registration or qualification with, any Person is required to be obtained by Borrower in connection with the execution and delivery of this Agreement, the Notes and the Collateral Documents or the undertaking or performance of any Obligation hereunder or thereunder;

                  5.1.14 Except as described on Exhibit 5.1.14 attached hereto, incorporated herein by this reference and hereby made a part hereof, Borrower has no material leases, Contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution arrangements, patent license agreements, contracts for future purchase or delivery of Goods or rendering of services, bonds, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements), including such material leases, contracts or commitments to be assumed by Borrower in connection with the Asset Purchase Agreement and the Stock Purchase Agreement that would materially and adversely affect the condition (financial or otherwise) of Borrower. All parties (including Borrower) to all such material leases, contracts and other commitments to which Borrower is a party have, to the best of Borrower's knowledge, materially complied with the provisions of such leases, contracts and other commitments and no party is, to the best of Borrower's knowledge, in default thereunder and no event has occurred which, with the giving of notice or the passage of time, or both, could constitute a default thereunder;

                  5.1.15 Borrower has not committed Bank to the payment of any brokerage fee or commission in connection with this transaction and, if any such claim is made against Bank by any broker, finder or agent or any other Person, Borrower will indemnify, defend (at its expense, engage counsel reasonably acceptable to Bank) and hold Bank harmless against any such claim, at its own cost and expense, including Bank's reasonable counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Obligations secured by the Collateral;

                  5.1.16 Each Employee Benefit Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code. No steps have been taken to terminate any Employee Benefit Plan, and no contribution failure has occurred with respect to any Employee Benefit Plan sufficient to give rise to a lien under
Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Employee Benefit Plan which might result in the incurrence by Borrower or any member of the Controlled Group of any material liability, fine or penalty. Neither Borrower nor any member of the Controlled Group has contingent liability with respect to any post-retirement benefit under any Employee Benefit Plan, other than liability for continuation coverage described in Part 6 of Title in of ERISA. Neither Borrower nor any member of the Controlled Group currently or in the past has been a party to a "multiemployer plan" within the meaning of Section 4001(1)(3) of ERISA;

                  5.1.17 Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loans has been or will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock;

                  5.1.18 Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property and assets and to the conduct of its business, except where the failure to obtain would not result in a Material Adverse Effect, all of which are in good standing and free from any claim of invalidity, defect or ineffectiveness;

                  5.1.19 Borrower has filed all reports required to be filed with any federal or state Securities and Exchange Commission or similar agency and is in full compliance with applicable rules and regulations thereof;

                  5.1.20 The transactions described in the Asset Purchase Agreement and the Stock Purchase Agreement have been consummated in accordance with their respective terms and all applicable Laws, and the Acquired Assets have been transferred to and are held by Borrower, subject to no liens, claims or encumbrances except in favor of Bank; and

                  5.1.21 Within the past three (3) years, neither the business, properties or assets of Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against Borrower.

         5.2 Survival. By completing a closing hereunder, Bank does not thereby waive any breach of warranty or misrepresentation made by Borrower hereunder, or under any other document or agreement delivered to Bank at Closing or otherwise referred to herein, and all of Bank's claims and rights resulting from any breach or misrepresentation by Borrower are expressly reserved by Bank. All of the foregoing representations and warranties set forth in this Section 5 shall survive until all Obligations are paid and satisfied in full.

SECTION 6. BORROWER'S COVENANTS.

         6.1 Affirmative Covenants. Borrower covenants and agrees with Bank that, so long as any of the Obligations remain unsatisfied and outstanding, Borrower will comply with the following covenants:

                  6.1.1 Borrower will use the proceeds of the Loans for the purposes set forth in this Agreement only, and will furnish Bank with such evidence as Bank may reasonably require with respect to such use;

                  6.1.2 Borrower will furnish (or cause to be furnished to) Bank with such data and information (financial or otherwise) as Bank may request, all in form and substance satisfactory to Bank in its sole and absolute discretion including, without limitation:

                        (a) Within one hundred twenty (120) days after the end of each fiscal year of Borrower annual, audited consolidating and consolidated financial statements of Borrower, consisting of a balance sheet dated as of the end of such fiscal year and statements of income and cash flows for such fiscal year, prepared in accordance with GAAP certified by an independent certified public accountant acceptable to Bank ("Borrower's Accountant");

                        (b) Within thirty (30) days after the end of each calendar quarter, internally prepared quarterly consolidating and consolidated financial statements of Borrower, consisting of a balance sheet dated as of the end of such calendar quarter and statements of income and cash flows for such period, prepared in accordance with GAAP, and aging reports of Borrower's Accounts receivable and Accounts payable as of the end of such quarter, each of which shall be certified by the President or Chief Financial Officer of Borrower to be true and correct, and otherwise acceptable to Bank;

                        (c) Within ten (10) days after the end of each month, a copy of the monthly statement issued by the Asset Manager as of the end of such month;

                        (d) On or before November 30 of each year, a projected consolidating and consolidated balance sheet and profit and loss statement of Borrower for the subsequent fiscal year; and

                        (e) Within ten (10) days after their submission to the applicable taxing authority, copies of Borrower's federal, state and local income tax returns.

                  6.1.3 Borrower will maintain its Inventory, Equipment, real estate and other Assets in good condition and repair (normal wear and tear excepted), and will pay and discharge, or cause to be paid and discharged, when due, the cost of repairs to or maintenance of the same, and will pay, or cause to be paid, all rental or mortgage payments due on such real estate;

                  6.1.4 Borrower will maintain, or cause to be maintained, public liability insurance, hazard, casualty, workers' compensation and extended coverage insurance with respect to its properties and business, all in such amounts as is consistent with industry practices and with such insurers as may be reasonably satisfactory to Bank, together with loss payable and mortgagee endorsements in favor of Bank providing for not less than thirty (30) days written notice to Bank of any alteration or cancellation of such coverage, and insuring Bank notwithstanding an act or neglect to act on the part of Borrower or Surety. Borrower will furnish to Bank such evidence of insurance as Bank may reasonably require. Borrower hereby assigns to Bank any returned or unearned premiums that may be due it upon cancellation of any such policies for any reason whatsoever, and directs the insurers to pay Bank any amounts so due. Bank is hereby appointed Borrower's attorney-in-fact (without requiring Bank to act as such) to endorse, upon the occurrence and during the continuance of an Event of Default or Potential Default, any check which may be payable to Borrower and to collect such returned or unearned premiums or the proceeds of any such insurance. Any amount so collected may be applied by Bank toward satisfaction of any of the Obligations in such order as Bank may elect;

                  6.1.5 Borrower will pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon Borrower or on any of its properties or which it is required to withhold and pay over;

                  6.1.6 Borrower will, when requested to do so, make available for inspection by duly authorized representatives of Bank any of the Records, and furnish Bank any information regarding its business affairs and financial condition;

                  6.1.7 Borrower will take all necessary steps to preserve its corporate existence and franchises, and Borrower will comply with all present and future Laws applicable to it in the operation of Borrower's business including, without limitation, all Environmental Laws and the Americans with Disabilities Act, and will comply with all material agreements to which Borrower is subject;

                  6.1.8 Borrower will collect its Accounts and sell its Inventory, and provide services, only in the ordinary course of its business;

                  6.1.9 Borrower will give prompt notice to Bank of (a) any litigation to which Borrower is a party (whether or not the claim is considered to be covered by insurance) in which the amount in controversy exceeds Twenty-Five Thousand ($25,000.00) Dollars, and (b) the institution of any other suit or any administrative proceeding involving Borrower that might materially and adversely affect Borrower's operations, financial condition, prospects, property or business;

                  6.1.10 Borrower will pay when due all Indebtedness due third Persons (including, but not limited to, rent and other consideration payable for occupancy of any of its leased locations), except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefor being set aside on the Records. If any default is made by Borrower in the payment of any principal (or an installment thereof) of, or interest on, any such Indebtedness (including rent, as aforesaid), Bank shall have the right, in its discretion and without obligation, to pay interest or principal for the account of Borrower and shall be immediately reimbursed therefor on demand by Borrower;

                  6.1.11 Borrower will give written notice to Bank promptly upon becoming aware of the occurrence of any Event of Default or of any Potential Default, or of the failure of Borrower to observe any of its undertakings hereunder, which notice shall specify the nature of such event or Event of Default and the period of existence of the same;

                  6.1.12 Borrower will maintain its operating and deposit accounts with Bank;

                  6.1.13 Borrower will notify Bank in writing ten (10) days in advance of any change in the location of any of its places of business or locations of Collateral or of the establishment of any new, or the discontinuance of any existing, place(s) of business or locations of Collateral;

                  6.1.14 Borrower will, to the extent applicable: (a) make all contributions to, and payments from, the Employee Benefit Plans when they are required to be made in accordance with the Employee Benefit Plans and, when applicable, Section 302 of ERISA; (b) furnish Bank, promptly after the filing of the same, with copies of all reports or other statements filed with the United States Department of Labor, the PBGC or the IRS with respect to all such Plans, or which Borrower, or any member of a Controlled Group, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Employee Benefit Plans, and (c) promptly advise Bank of the occurrence of any "reportable event" as defined in Section 4043 of ERISA or "prohibited transaction" as defined in Section 406 of ERISA, with respect to any such Employee Benefit Plan(s) and the action it proposes to take with respect thereto.

                  6.1.15 Borrower will, on demand, make available to Bank shipping and delivery receipts evidencing the shipment of the Goods that gave rise to an Account and completion certificates or other proof of the satisfactory performance of services that gave rise to an Account, and deliver to Bank copies of the invoices for each Account and copies of any written Contract(s) or order(s) from which an Account arose;

                  6.1.16 Borrower will promptly notify Bank if any Account arises out of Contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Bank so that all monies due and to become due under such Contracts shall be assigned to Bank and notice thereof given to the government under the Federal Assignment of Claims Act;

                  6.1.17 Borrower will, when requested by Bank from time to time, give Bank specific assignments and schedules of Accounts after they come into existence, the form and content of such assignments and schedules to be reasonably satisfactory to Bank and its counsel;

                  6.1.18 Borrower will, if requested by Bank, mark its Records concerning Inventory and Accounts in a manner reasonably satisfactory to Bank to evidence Bank's lien on and security interest therein;

                  6.1.19 Borrower will, upon receipt of any Instrument or Chattel Paper delivered on account of any Account or otherwise, immediately notify Bank and, if requested by Bank, endorse and/or assign and deliver the same to Bank;

                  6.1.20 Borrower shall take all action necessary to assure that Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Bank, Borrower shall provide Bank assurance acceptable to Bank of Borrower's Year 2000 compatibility;

                  6.1.21 Borrower shall remedy, to Bank's satisfaction, all environmental issues with respect to the Windham Premises which are identified in that certain Phase I environmental assessment prepared by Criterium Mooney Engineers; and

                  6.1.22 Borrower shall continue to maintain the conditions and status of the warranties and representations set forth in Section 5 of this Agreement, except for those warranties and representatives which speak as of a particular date, as if each such warranty and representation were set forth at length herein in the form of a continuing covenant which requires compliance.

         6.2 Negative Covenants. Borrower hereby covenants and agrees that, so long as any of the Obligations remain unsatisfied and outstanding, without the prior written consent of the Bank:

                  6.2.1 Borrower will not change its name, enter into any merger, consolidation or reorganization or reclassify its capital stock;

                  6.2.2 Borrower will not sell, transfer, assign, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its Assets;

                  6.2.3 Borrower will not mortgage, pledge, grant or permit to exist a security interest in or lien on any of its Assets of any kind, real or personal, tangible or intangible, now owned or hereafter acquired, except for Permitted Liens;

                  6.2.4 Borrower will not hereafter become liable, directly or indirectly, as surety, endorser or otherwise for any Indebtedness or obligation of any other Person, except for endorsement of commercial paper for deposit or collection in the ordinary course of business;

                  6.2.5 Borrower will not incur, create, assume or permit to exist any Indebtedness except (a) the Loans, (b) existing Indebtedness as set forth in the Financial Statements (except for Indebtedness to be repaid with proceeds of the Loans), (c) trade Indebtedness incurred in the ordinary course of business, (d) Indebtedness secured by Permitted Liens and (e) Indebtedness secured by purchase money liens, provided (i) Borrower may not incur such Indebtedness in excess of Three Hundred Thousand ($300,000.00) Dollars per year, and (ii) the lien to secure any such purchase money indebtedness shall be limited to the Asset(s) acquired with the proceeds of such purchase money Indebtedness and the amount of any such lien shall be equal to the lesser of the cost or fair value of the Asset(s) so acquired. If any Assets are purchased and then made an integral part of a unit of property on which Bank has a lien so that removal of the purchase money lien Asset(s) will materially and adversely affect the value of the property to which it is attached, Borrower agrees that it will not acquire such Asset(s) on purchase money lien arrangements;

                  6.2.6 Borrower will not declare or pay any dividends, or make any payments or distributions on account of its capital stock;

                  6.2.7 Borrower will not pay management fees to any Affiliate;

                  6.2.8 Borrower will not form any Subsidiary, and Borrower will not make any investments in or make any loans or advances in the nature of any investments to any Person; provided, however, Borrower may form or acquire Subsidiaries if any such Subsidiary executes and delivers to Bank a joinder agreement in the form of Exhibit 6.2.8 attached hereto ("Joinder Agreement") and such other instruments, documents and agreements that Bank may require. Without limiting the generality of Paragraph 8.4 hereof, any expenses incurred by Bank in connection with the review, preparation and negotiation of such joinder documents shall be reimbursable by Borrower on demand. HTI shall execute a Joinder Agreement at Closing.

                  6.2.9 Borrower will not make or have outstanding any loans or advances in the nature of loans to any Person including, without limitation, any officer, shareholder, director, employee or Affiliate of Borrower;

                  6.2.10 Borrower will not purchase or otherwise invest in or hold securities, non-operating real estate or other non-operating assets, except
(a) direct obligations of the United States of America, (b) the present investment in any such assets and (c) operating assets that hereafter become non-operating assets;

                  6.2.11 Borrower will not issue, redeem, purchase or retire any of its capital stock or grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing;

                  6.2.12 Borrower will not prepay any Indebtedness for borrowed money, or Indebtedness secured by any of Borrower's Assets (except the Obligations), or enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are waived or modified;

                  6.2.13 Borrower will not enter into sale-leaseback transactions;

                  6.2.14 Borrower will not acquire any stock in, or all or substantially all of the assets of, any Person;

                  6.2.15 Borrower will not furnish Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished;

                  6.2.16 Borrower will not directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder; and

                  6.2.17 Borrower shall not use Bank's name or the name of any of Bank's Affiliates in connection with any of Borrower's businesses or activities except in connection with routine credit references and as may be required in its dealings with any governmental agency. Nothing herein contained is intended to permit or authorize Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrower;

         6.3 Financial Covenants. Borrower covenants and agrees with Bank that, so long as any of the Obligations remain unsatisfied and outstanding, it will comply with the following financial covenants (all calculations to be made in accordance with GAAP on a consolidated basis):

                  6.3.1 Borrower shall have Tangible Net Worth of at least Six Million ($6,000,000.00) Dollars as of December 31, 1999 and thereafter, as of the dates set forth below, Borrower shall have Tangible Net Worth of not less than the amounts set opposite such dates:

                                               Minimum Tangible
                  Measurement Date                Net Worth
                  -----------------            ----------------
                  December 31, 2000             $ 7,000,000.00
                  December 31, 2001             $ 8,000,000.00
                  December 31, 2002             $ 9,000,000.00
                  December 31, 2003
                  and thereafter                $10,000,000.00

                  6.3.2 Commencing with the Rolling Period ending December 31, 1999, Borrower shall at all times maintain a Funds Flow Coverage Ratio of not less than 1.40 to 1.00.

                  6.3.3 Commencing with the Rolling Period ending June 30, 1999, Borrower shall at all times maintain a maximum ratio of Funded Debt to EBITDA as set forth in the following table:

                  For the Rolling             The maximum ratio of Funded
                  Period ending . . .            Debt to EBITDA shall be:
                  -------------------         ----------------------------
                  June 30, 1999                        6.50 to 1.00
                  September 30, 1999                   4.25 to 1.00
                  December 31, 1999
                  and thereafter                       3.00 to 1.00

The foregoing financial covenants set forth in Subparagraphs 6.3.2 and 6.3.3 shall be calculated and tested as of the end of each fiscal quarter of Borrower, provided, however, Bank shall have the right to calculate and test such financial covenants on an interim basis from time to time as of any date selected by Bank.

         6.4 Special Covenants.

                  6.4.1 Bank shall have the right at any time and from time to time, after the occurrence and during the continuance of an Event of Default, to notify any and all account debtors obligated on any Account to make payments thereon directly to Bank and to take control of the cash and noncash Proceeds of any such Account. The cost of all such collection and enforcement, including reasonable attorneys' fees and out-of-pocket expenses, shall be deemed part of the Obligations secured by the Collateral, irrespective of whether the same are incurred by Bank or Borrower.

                  6.4.2 Each of the officers of Bank is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) after the occurrence and during the continuance of an Event of Default, endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on Accounts; (b) after the occurrence and during the continuance of an Event of Default, to sign and endorse the name of Borrower upon any invoices and Documents including, without limitation, freight or express bills, bills of lading and storage or warehouse receipts relating to the Collateral; (c) to give written notices and request verifications and execute assignments with respect to Accounts, Contracts and rights in General Intangibles; (d) after the occurrence and during the continuance of an Event of Default, to give written notice to such officers and officials of the United States Post Office to effect such change or changes of address so that all mail may be delivered directly to Bank (all mail not related to the Obligations or the Collateral shall be returned to Borrower); (e) execute in the name of Borrower on any schedules, assignments, instruments, documents and statements that Borrower is obligated to give Bank hereunder; and (f) do such other and further acts and deeds in the name of Borrower that Bank may reasonably deem necessary or desirable to perfect Bank's security interest or lien on the Collateral or enforce any Account or other Collateral.

SECTION 7. DEFAULT.

         7.1 Events of Default. Each of the following events shall constitute an Event of Default and Bank shall thereupon have the option (which is not intended to diminish, alter or limit Bank's rights described in this Agreement, the Collateral Documents or any related instruments, agreements and documents) to declare Borrower in default under this Agreement, the Collateral Documents, the Notes, and all other agreements with Bank, and declare all existing and future liabilities, indebtedness and Obligations accelerated and immediately due and payable, including, without limitation, interest, principal, expenses, advances to protect Bank's position and reasonable counsel fees to enforce this Agreement, the Collateral Documents, and all related instruments, agreements and documents, and all of Bank's rights hereunder and thereunder, all without demand, notice, presentment or protest, or further action of any kind, except as specified herein:

                  7.1.1 Borrower shall fail to pay, when due, any installment of principal, interest, or fee or other charge payable hereunder or under any of the Notes, the Collateral Documents to Bank or any other instrument, agreement or document executed by Borrower in favor of Bank;

                  7.1.2 Borrower shall fail to observe or perform any other obligation or covenant to be observed or performed by Borrower hereunder or under any of the Collateral Documents, or under any other existing or future agreement between Borrower and Bank (other than those covered by 7.1.1 above) including, without limitation, the Swap Agreement or other Interest Protection Agreement with Bank for thirty (30) days after the earlier of written notice thereof has been given to Borrower by Bank or any officer of Borrower has knowledge (actual or constructive) of the existence of such failure; provided however, if such failure is incapable of remedy or consists of a default with respect to any of the financial covenants, or was willfully caused or permitted by Borrower, no notice or cure period shall be available to Borrower;

                  7.1.3 Borrower shall either (a) fail to pay when due, or within applicable grace periods, any material Indebtedness due any third Person, or (b) suffer to exist any other default or event of default of a material nature under any agreement binding Borrower;

                  7.1.4 If any financial statement, representation, warranty, statement or certificate made or furnished to Bank in connection with this Agreement, or as inducement to Bank to enter into this Agreement, or in any separate statement, or document, instrument or agreement to be delivered hereunder to Bank, shall be materially false, incorrect, or incomplete when made;

                  7.1.5 Any Obligor shall admit an inability to pay its debts as they mature, or shall make a general assignment for the benefit of any of its creditors;

                  7.1.6 Proceedings in bankruptcy, or for reorganization of any Obligor or for the readjustment of any of its debts, under the United States Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by any Obligor, or shall be commenced against any Obligor and shall not be dismissed within thirty (30) days of its commencement;

                  7.1.7 A receiver or trustee shall be appointed for any Obligor or for any substantial part of the Assets of any Obligor, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Obligor, and if such appointment or proceedings are involuntary, such receiver or trustee shall not be discharged within thirty (30) days of appointment, or such proceedings shall not be discharged within thirty (30) days of its commencement, or any Obligor shall discontinue its business(es) or materially change the nature of its business;

                  7.1.8 Borrower shall suffer final judgment(s) for the payment of money in excess of Twenty-Five Thousand ($25,000.00) Dollars severally or Fifty Thousand ($50,000.00) Dollars in the aggregate and the same or any one of the same shall not be discharged or stayed within a period of thirty (30) days from the date of entry thereof;

                  7.1.9 A judgment or attaching creditor of Borrower shall obtain possession of any of the Collateral having a fair market value in excess of Twenty-Five Thousand ($25,000.00) Dollars by any means including, without limitation, levy, distraint, replevin or self-help or shall attach a bank account of Borrower maintained with Bank;

                  7.1.10 The occurrence of one or more of the following: (a) the institution of any steps by Borrower, any member of its Controlled Group, the PBGC or any other Person to terminate an Employee Benefit Plan if, as a result of such termination, such Borrower or any such member could be required to make a contribution to an Employee Benefit Plan, or could reasonably expect to incur a liability or obligation to such Employee Benefit Plan; or (b) a contribution failure occurs with respect to an Employee Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA;

                  7.1.11 The occurrence of a Material Adverse Effect;

                  7.1.12 There shall have occurred any change in the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Borrower, whether through the ownership of voting securities, by contract or otherwise, without the prior written consent of Bank;

                  7.1.13 The validity or enforceability of this Agreement, the Notes or the Collateral Documents shall be contested by any Obligor or any Obligor shall deny that it has any or further liability or obligation hereunder or thereunder; or

                  7.1.14 The indictment or threatened indictment of any Obligor under any criminal statute, or commence or threatened commencement of criminal or civil proceedings against any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material portion of the property of such Obligor.

         7.2 Remedies. After any acceleration of the Obligations, Bank shall have in addition to the rights and remedies given it by this Agreement and the Collateral Documents, all those allowed by all applicable Laws including, without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, Bank may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Collateral Documents) or demand whatsoever to Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Newark, Delaware, or elsewhere, the whole or, from time to time, any part of the Collateral, or any interest which Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), Bank shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to Borrower at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Borrower agrees to assemble, or to cause to be assembled at its expense, the Collateral at such place or places as Bank shall designate. At any such sale or other disposition, Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon Bank under this paragraph, Bank may, to the full extent permitted by applicable Laws:

                  7.2.1 Enter upon the premises of Borrower, exclude therefrom Borrower, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

                  7.2.2 At Bank's option, use, operate, manage and control the Collateral in any lawful manner;

                  7.2.3 Collect and receive all rents, income, revenue, earnings, issues and profits therefrom;

                  7.2.4 Give written notice to officers and/or officials of the United States Post Office to effect such change or changes of Borrower's address(es) so that all mail may be delivered directly to Bank (all mail not related to the Obligations or the Collateral shall be returned to Borrower);

                  7.2.5 Maintain, repair, renovate, alter, remove, abandon or relinquish rights in and to the Collateral as Bank may determine in its discretion;

                  7.2.6 Exercise rights of set-off against accounts maintained by Borrower with Bank; and

                  7.2.7 Increase the Rate to the Default Rate, which increase shall be retroactive to the date of the first occurrence of an event giving rise to the earlier to occur of an Event of Default or Potential Default.

SECTION 8. MISCELLANEOUS.

         8.1 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by Bank, all of which shall be construed as integrated and complementary of each other. Nothing herein contained shall prevent Bank from enforcing any or all other note, guaranty, pledge or security agreements in accordance with its respective terms.

         8.2 Further Assurances. From time to time, Borrower will execute and deliver to Bank such additional documents, and will provide such additional information as Bank may reasonably require, to carry out the terms of this Agreement and the Collateral Documents, and be informed of Borrower' s status and affairs.

         8.3 Enforcement and Waiver by Bank. Bank shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Bank in refraining from so doing at any time or times. The failure of Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         8.4 Expenses of Bank. Borrower will pay all expenses, including the reasonable fees and expenses of legal counsel for Bank, incurred in connection with the preparation, negotiation, administration, amendment, modification or enforcement of this Agreement, the Collateral Documents and the other documents, instruments and agreements required hereunder, the collection or attempted collection of the Notes and Bank's rights hereunder and under the documents required hereunder, or any proceedings (including, without limitation, bankruptcy or other insolvency proceedings) brought or threatened to enforce payment of any of the Obligations.

         8.5 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person, or by commercial courier against receipt or if sent by certified mail, postage prepaid, return receipt requested, or if by telecopier, when received, addressed as follows, unless such address is changed by written notice hereunder:

                  (a)  If to the Borrower:

                           Strategic Diagnostics Inc.
                           TSD BioServices, Inc.
                           111 Pencader Drive
                           Newark, DE 19702
                           Attention: Arthur A. Koch, Jr., Vice President Telecopier No. (302) 456-6798

             With copies to:

                      Pepper Hamilton, LLP
                      1235 Westlakes Drive
                      Suite 400
                      Berwyn, PA 19312-2041
                      Attention: William A. Scari, Esquire
                      Telecopier No. (610) 640-7835

            (B) If to the Bank:

                      First Union National Bank
                      3 Beaver Valley Road
                      Wilmington, DE 19803
                      Attention: James Gise, Vice President
                      Telecopier No. (302) 477-5450

            With copies to:

                      Klehr, Harrison, Harvey, Branzburg & Ellers LLP 919 Market Street, Suite 1000
                      Wilmington, DE 19801-3062
                      Attention: Benjamin J. Berger, Esquire
                      Telecopier No. (302) 426-1189

         8.6 Waiver and Release by Borrower. To the maximum extent permitted by applicable Laws, Borrower hereby:

                  8.6.1 Waives: (a) protest of all commercial paper at any time held by Bank on which Borrower is in any way liable; and (b) except as otherwise set forth herein or in the Collateral Documents, notice and opportunity to be heard, after acceleration in the manner provided in Paragraph 7.1 before exercise by Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with Borrower and, except where required hereby or by any applicable Laws, notice of any other action taken by Bank; and

                  8.6.2 Releases Bank and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them.

         8.7  Indemnification.

                  8.7.1 Borrower hereby indemnifies and agrees to protect, defend and hold harmless Bank, Bank's affiliates and any member, officer, director, official, agent, employee or attorney of Bank or Bank's affiliates and their respective heirs, administrators, executors, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Notes or the Collateral Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation:
(i) losses, damages (including consequential damages), expenses or liabilities sustained by Bank or Bank's affiliates in connection with any environmental inspection, monitoring, sampling or cleanup of the Mortgaged Property required or mandated by any applicable Environmental Law; (ii) any untrue statement of a material fact contained in information submitted to Bank by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (iii) the failure of Borrower to perform any Obligations herein required to be performed by Borrower; and (iv) the ownership, construction, occupancy, operation, use or maintenance of the Mortgaged Property.

                  8.7.2 In case any action shall be brought against Bank or any other Indemnified Party in respect to which indemnity may be sought against Borrower, Bank or such other Indemnified Party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement. The failure of Bank to so notify Borrower shall not relieve Borrower of any liability it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to Bank or any of the other Indemnified Parties. Bank shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower's joint and several cost and expense. Borrower shall not be liable for any settlement of any such action effected without its consent (unless Borrower fails to defend such claim), but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless Bank from and against any loss or liability by reason of such settlement or judgment.

                  8.7.3 The provisions of this Paragraph 8.7 shall survive the repayment or other satisfaction of the Obligations.

         8.8 Warrant of Attorney. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD UPON OR AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER, (A) FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE ON THE BORROWER'S OBLIGATIONS, AND/OR (B) IN ANY ACTION OF REPLEVIN INSTITUTED BY BANK TO OBTAIN POSSESSION OF ANY COLLATERAL OR OTHER COLLATERAL SECURITY FOR THE OBLIGATIONS OF BORROWER TO BANK, IN EITHER CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH FIVE (5%) PERCENT OF THE PRINCIPAL AMOUNT THEREOF, BUT NOT LESS THAN TEN THOUSAND ($10,000.00) DOLLARS, ADDED FOR LIEN PRIORITY PURPOSES WITH ACTUAL ATTORNEY'S FEES GOVERNED BY PARAGRAPH 8.4 HEREOF. BORROWER UNCONDITIONALLY AND IRREVOCABLY:
(A) WAIVES THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER UPON THE

WRIT OF EXECUTION SAID VOLUNTARY CONDEMNATION AND AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION; (B) WAIVES AND RELEASES ALL RELIEF FROM ALL REDEMPTION, APPRAISEMENT, STAY, EXEMPTION OR APPEAL LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED; AND (C) RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF BANK SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF, AND THE SAME MAY BE EXERCISED, FROM TIME TO TIME, AS OFTEN AS BANK SHALL DEEM NECESSARY AND DESIRABLE, AND THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT THEREFORE. BANK MAY ENTER ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT COUNTIES FOR ALL OR PART OF THE BORROWER'S OBLIGATIONS, WITHOUT REGARD TO WHETHER JUDGMENT HAS BEEN ENTERED ON MORE THAN ONE OCCASION FOR THE SAME BORROWER'S OBLIGATIONS. IN THE EVENT ANY JUDGMENT ENTERED AGAINST BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BORROWER'S BEHALF FOR ANY REASON WHATSOEVER, BANK IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER; SUBJECT, HOWEVER, TO THE LIMITATION THAT SUCH SUBSEQUENT ENTRY OR ENTRIES OF JUDGMENT BY BANK MAY ONLY BE DONE TO CURE ANY ERRORS IN PRIOR PROCEEDINGS, ONLY AND TO THE EXTENT THAT SUCH ERRORS ARE SUBJECT TO CURE IN THE LATER PROCEEDINGS.

         8.9 Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to this Agreement, the Collateral Documents or any other agreement, instrument or document between parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to any Interest Protection Agreement.

         8.10 Special Rules. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall conclude within one hundred twenty (120) days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than One Million ($1,000,000.00) Dollars. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute

Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

         8.11 Jurisdiction. In any litigation arising out of or relating to the Loans or any of the other Obligations, Borrower hereby consents to the personal jurisdiction of the State and/or Federal courts of the State of Delaware.

         8.12 Applicable Law. The substantive Laws of the State of Delaware shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

         8.13  Binding Effect, Assignment and Entire Agreement.

                  8.13.1 This Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

                  8.13.2 Borrower has no right to assign any of its rights or Obligations hereunder without the prior written consent of Bank.

                  8.13.3 This Agreement, and the documents executed and delivered pursuant hereto and thereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

         8.14 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         8.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         8.16 Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         8.17 Modification. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

         8.18 Third Parties. No rights are intended to be created hereunder, or under the Collateral Documents or related agreements and documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Bank of Borrower's duties of performance, including, without limitation, Borrower's duties under any Account or Contract in which Bank has a security interest.

         8.19 Seal. This Agreement is intended to take effect as an instrument under seal.
                                       39

         IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

ATTEST:                                  STRATEGIC DIAGNOSTICS INC.,
                                         a Delaware corporation


By: /s/ Martha C. Reider                 By: /s/ Arthur A. Koch, Jr.
    -----------------------                 ----------------------------------
      Name:  Martha Reider                     Name:  Arthur A.  Koch, Jr.
      Title: Secretary                         Title:  Chief Operating Officer

         [Corporate Seal]



ATTEST:                                  TSD BIOSERVICES, INC.,
                                         a Delaware corporation


By: /s/ Martha C. Reider                 By: /s/ Arthur A. Koch, Jr.
    -----------------------------            ---------------------------------
      Name:  Martha Reider                     Name:  Arthur A.  Koch, Jr.
      Title:  Assistant Secretary              Title:  Vice President

         [Corporate Seal]



                                         FIRST UNION NATIONAL BANK


                                         By: /s/ James Gise
                                             --------------------------------
                                               James Gise, Vice President

                                LIST OF EXHIBITS
                                ----------------

 Exhibit 5.1.6   --   Judgments, Judicial or Administrative Orders or
                      Proceedings Pending
 Exhibit 5.1.14  --   Material Leases, Contracts, Commitments, Etc.
 Exhibit 6.2.8   --   Form of Joinder Agreement

                                       41